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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following registration statements of Bowater Incorporated of our reports dated March 11, 2005, with respect to the consolidated balance sheet of Bowater Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Bowater
Incorporated:

                                                                                           Filing Date or
                                                                                           Last Amendment
                                                                                           --------------
Form S-1
No. 33-2444         -    Dividend Reinvestment and Stock Purchase Plan of Bowater
                         Incorporated                                                         12/27/85

Form S-3
No. 333-57839       -    Bowater Incorporated common stock offered in exchange for
                         Exchangeable shares of Bowater Canada Inc.                            6/26/98

No. 333-62348       -    Bowater Incorporated common stock offered in exchange for
                         Exchangeable shares of Bowater Canada Inc.                            9/20/01

No. 333-108166      -    Bowater Incorporated securities to be
                         offered from time to time up to $750,000,000                          3/12/04

Form S-4
No. 333-74870       -    Exchange offer of Bowater Canada Finance Corporation 7.95% notes
                         due 2011                                                             12/10/01

No. 333-108168      -    Exchange offer of Bowater Incorporated 6.5% notes due 2013            8/22/03

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Page 2

Form S-8
No. 33-25166        -    Bowater Incorporated 1988 Stock Incentive Plan                       10/27/88

No. 33-50152        -    Bowater Incorporated 1992 Stock Incentive Plan                        7/28/92

No. 33-61219        -    The Deferred Compensation Plan for Outside
                         Directors of Bowater Incorporated                                     7/21/95

No. 333-41473       -    Bowater Incorporated 1997 Stock Option Plan                           12/4/97

No. 333-61236       -    Bowater Incorporated 2000 Stock Option Plan                           5/18/01

No. 333-89462       -    Bowater Incorporated Savings Plan                                     5/31/02

No. 333-103797      -    Bowater Incorporated 2002 Stock Option Plan                           3/13/03

Our report with respect to the consolidated financial statements refers to the Company's change in its method of accounting for the effects of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 in 2004, and the Company's change in its method of accounting for variable interest entities and its method of accounting for asset retirement obligations in 2003.

/s/KPMG LLP
Greenville, South Carolina
March 11, 2005